UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 16, 2010

BEKEM METALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-50218	87-0669131
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

149 Kyz Zhibek Street, Office 11, Almaty, Kazakhstan
(Address of principal executive offices)

050020
(Zip code)

+7 (727) 227 94 05
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Officer and Director

On July 16, 2010 Mr. Yermek Kudabayev tendered his resignation from the board of directors and as President, Chief Executive Officer and interim Chief Financial Officer of Bekem Metals, Inc. (the “Company”) to be effective as of August 16, 2010.  Mr. Kudabayev’s resignation was not the result of any disagreement with the Company on any matter relating to our operations, policies or practices.

Although the Company has begun the process of identifying a qualified person(s) to fill the vacancies created by the resignation of Mr. Kudabayev, to date the Company has been unsuccessful in identifying such person(s).

Item 9.01 Exhibit and Financial Statements

(d) Exhibits

17.01	Correspondence from resigning officer and director Yermek Kudabayev.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEKEM METALS, INC.

Date: July 21, 2010	By:	/s/ Adam Cook
Adam Cook, Corporate Secretary